Exhibit 1.1
3,000,000 Shares
and Warrants to Purchase 4,500,000 Shares
VIRNETX HOLDING CORPORATION
Common Stock
UNDERWRITING AGREEMENT

Gilford Securities Incorporated	New York, New York
777 Third Avenue, 17th Floor	January ___, 2009
New York, New York 10017
Ladies and Gentlemen:
     In connection with a public offering (the “Offering”) of common stock, $0.0001 par value per share (“Common Stock”), and associated warrants to purchase Common Stock, of VirnetX Holding Corporation, a Delaware corporation (the “Company”), the Company proposes to issue and sell to Gilford Securities Incorporated (the “Underwriter” or “you”) pursuant to this Underwriting Agreement (the “Agreement”) (a) 3,000,000 shares of Common Stock (the “Primary Offering Shares”) and (b) associated warrants to purchase an aggregate of 4,500,000 shares of Common Stock, comprising, for each Primary Offering Share offered, (i) one warrant to purchase 0.5 shares of Common Stock at an exercise price of $2.00 per share, (ii) one warrant to purchase 0.5 shares of Common Stock at an exercise price of $3.00 per share and (iii) one warrant to purchase 0.5 shares of Common Stock at an exercise price of $4.00 per share (the associated warrants collectively, the “Primary Offering Warrants”, and, together with the Primary Offering Shares, the “Primary Offering Securities”). The date on which the Securities and Exchange Commission (the “Commission”) declared the Registration Statement (as defined below) of the Company effective under the Securities Act of 1933, as amended (the “Act”), is referred to herein as the “Effective Date.” In addition, the Company proposes to grant to the Underwriter the option referred to in Section 2(b) to purchase all or any part of (a) an aggregate of 450,000 additional shares of Common Stock (the “Over-Allotment Shares”) and (b) associated warrants to purchase an aggregate of 675,000 additional shares of Common Stock, comprising, for each Over-Allotment Share purchased, (i) one warrant to purchase 0.5 shares of Common Stock at an exercise price of $2.00 per share, (ii) one warrant to purchase 0.5 shares of Common Stock at an exercise price of $3.00 per share and (iii) one warrant to purchase 0.5 shares of Common Stock at an exercise price of $4.00 per share (the associated warrants collectively, the “Over-Allotment Warrants”; the Over-Allotment Warrants together with the Primary Offering Warrants, the “Public Warrants”; the Over-Allotment Warrants together with the Over-Allotment Shares, the “Over-Allotment Securities”; the Over-Allotment Securities together with the Primary Offering Securities, the “Securities”).

     The Company confirms the agreements made by it with respect to the purchases of the Securities by the Underwriter, as follows:
     1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with the Underwriter that as of the date hereof, the Applicable Time and each Closing Date (all as hereinafter defined) that:
     (a)(i) A registration statement of the Company on Form S-1 (File No. 333-153645) (including all pre-effective amendments thereto, the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Company meets the requirements for use of Form S-1 under the Securities Act, and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Underwriter, and, excluding exhibits thereto, have been declared effective by the Commission in such form and meet the requirements of the Securities Act and the Rules and Regulations. Other than (x) a registration statement, if any, increasing the size of the offering filed pursuant to Rule 462(b) under the Securities Act and the Rules and Regulations (a “Rule 462(b) Registration Statement”) and (y) the Prospectus (as defined below) contemplated by this Agreement to be filed pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 3(a) hereof, no other document with respect to the offer and sale of the Securities has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission. The prospectus filed as part of the registration statement in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement and any prospectus subject to completion included in the Registration Statement or any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations is hereinafter called a “Preliminary Prospectus.” The various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, in each case including all exhibits thereto and (i) the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and (ii) the documents incorporated by reference in the Rule 462(b) Registration Statement at the time the Rule 462(b) Registration Statement became effective, are hereinafter collectively called the “Registration Statements.” The prospectus included in the Initial Registration Statement at the time of effectiveness thereof, as supplemented by the final prospectus relating to the offer and sale of the Stock and Warrants, in the form filed pursuant to and within the time limits described in Rule 424(b) under the Rules and Regulations, is hereinafter called the “Prospectus.” Any reference to any Registration Statement shall be deemed to refer to and include the documents incorporated by reference therein.
     (ii) As of the Applicable Time and as of each Closing Date, as the case may be, the Pricing Prospectus (as defined below) and the information included on Schedule I hereto all considered together (collectively, the “General Disclosure Package”), did not include and will not include any untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Pricing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter Information as defined below. As used in this paragraph (a)(i) and elsewhere in this Agreement:
     “Applicable Time” means [___] [A/P].M., New York time, on the date of this Agreement or such other time as agreed to by the Company and the Underwriter.
     “Pricing Prospectus” means the Preliminary Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.
          (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. At the time the Registration Statement became effective and at all times subsequent thereto up to and on each Closing Date: (i) the Registration Statement and Prospectus will in all material respects conform to the requirements of the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make statements therein not misleading (in light of the circumstances under which they were made in the case of the Prospectus); provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation thereof. It is understood that the statements set forth in the Pricing Prospectus and the Prospectus under the heading “Underwriting” in the first paragraph thereunder (concerning the terms of the offering by the Underwriter), the third paragraph thereunder (concerning hedging, short sale or derivative transactions) and the eighth paragraph thereunder (concerning stabilizing transactions) and the identity of counsel to the Underwriter under the heading “Legal Matters” constitute, for purposes of this section, the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Pricing Prospectus, the Registration Statement and the Prospectus (“Underwriter Information”).
          (c) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing, or the substantial equivalent thereof, under the laws of the jurisdiction of its incorporation with full corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each other jurisdiction in which the nature of its business or the character or location of its properties requires such qualification, except where the failure to so qualify will not materially adversely affect the Company’s business, properties or financial condition.
          (d) As of each Closing Date, the authorized, issued and outstanding securities (including, but not limited to, all shares of capital stock, options, warrants, convertible instruments, and notes and debentures of any kind) of the Company will be as set forth in the

General Disclosure Package and the Prospectus (which provides in detail all the terms of all such securities, the owners thereof, the amount authorized and the amount outstanding) which, other than any securities issued in the Offering, shall not change prior to the last Closing Date. All of such outstanding securities have been duly authorized, validly issued, fully paid and are non-assessable, and other than as set forth in the General Disclosure Package and the Prospectus: (i) none of the Company’s capital stock is subject to preemptive rights under Delaware law or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries; (iv) except as disclosed in the Registration Statement, there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (v) there are no outstanding securities of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities, the Underwriter’s Warrant (as hereinafter defined) or the shares of Common Stock issuable upon exercise of the Public Warrants or the Underwriter’s Warrant (the “Underlying Shares”); and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. There have been no prior offers or sales of securities of the Company in the United States except, to the extent required by applicable law, as disclosed in the Registration Statement, and all prior sales of securities of the Company were either registered under applicable federal and state securities laws or exempt from such registration, and no security holder has any rescission rights with respect thereto. The capital stock and other securities of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement and Prospectus.
          (e) The Securities, when paid for, issued and delivered pursuant to this Agreement, and the Underlying Shares, when paid for, issued and delivered pursuant to the Public Warrants and the Warrant Agreement (as defined below), will have been duly authorized, validly issued and delivered, and will be fully paid, non-assessable and free of preemptive rights of any securityholder of the Company and entitled to the rights and preferences provided by the Company’s Certificate of Incorporation and Bylaws, both as amended, which will be in form and substance filed as exhibits to the Registration Statement. None of the filing of the Registration Statement, the offering or sale of the Securities as contemplated by this Agreement, the issuance of the Underwriter’s Warrant or the issuance of the Underlying Shares pursuant to the Public Warrants and the Warrant Agreement gives rise to any rights, other than those which have been waived or satisfied for or relating to the registration of any securities of the Company under the Act or the laws of any jurisdiction of the United States of America, except as described in the

Registration Statement. The terms of the Securities and the Underlying Shares conform in all material respects to the description thereof in the General Disclosure Package, the Registration Statement and the Prospectus.
            (f) This Agreement, the Public Warrants and the Warrant Agreement have been, and at each Closing Date will be, duly and validly authorized, executed and delivered by the Company, and assuming due execution by the other parties thereto, are and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally and that the Company makes no representation or warranty as to the enforceability of (i) the provisions purporting to govern indemnification or contribution under the securities laws of any jurisdiction or (ii) any choice of law provisions. The Company has full power and authority to authorize, issue and sell the Securities to be sold by it hereunder on the terms and conditions set forth herein and to issue the Underwriter’s Warrant and the Underlying Shares pursuant to the Public Warrants and the Underwriter’s Warrant, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or in connection with the authorization, issuance and sale of the Securities or the Underlying Shares, except as may be required and have been made under the Act, or state or federal securities laws.
          (g) Except for events that would not have a material adverse effect on the condition (financial or otherwise), net worth or properties of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), neither the Company nor any subsidiary is in violation, breach or default of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement and the Warrant Agreement will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any subsidiary pursuant to the terms of any material agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation, the Bylaws, or other organizational documents, as the case may be, of the Company or any of its subsidiaries, as amended, or any statute or any order, rule or regulation applicable to the Company or any of its subsidiaries, of any court or of any regulatory authority or other governmental body having jurisdiction over the Company or any of its subsidiaries.
          (h) The Company and each of its subsidiaries has good and marketable title to all properties and assets described in the General Disclosure Package and the Prospectus as owned by each of them, free and clear of all liens, charges, encumbrances or restrictions, except as disclosed in the financial statements set forth in the General Disclosure Package and the Prospectus or such as are not material in relation to their business taken as a whole; all of the material leases and subleases under which the Company and each of its subsidiaries is the lessor or sublessor of properties or assets or under which the Company or each of its subsidiaries holds properties or assets as lessee or sublessee as described in the General Disclosure Package and the Prospectus are in full force and effect, and, except as described in the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to rights of the Company and each of its subsidiaries as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company or any of its subsidiaries to continued possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the General Disclosure Package and the Prospectus; and the Company and each of its subsidiaries owns or leases all such properties described in the General Disclosure Package and the Prospectus as are necessary to its operations as now conducted and, except as otherwise stated in the General Disclosure Package and the Prospectus, as proposed to be conducted as set forth in the General Disclosure Package and the Prospectus. The Company owns or controls, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities: Alera Systems, Inc., Network Research Corp., Pacific Acquisition Corporation, PASW Europe Limited and VirnetX, Inc.
          (i) (i) Burr, Pilger & Mayer LLP (the “Predecessor Auditor”), which has certified the financial statements for VirnetX, Inc. included or incorporated by reference in the General Disclosure Package and the Registration Statement and the Prospectus, is an independent registered public accounting firm within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) (the “PCAOB”). Except as disclosed in the Registration Statement and as pre-approved in accordance with the requirements set forth in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Predecessor Auditor has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).
               (ii) Farber Hass Hurley LLP (the “Auditor”), which has certified certain financial statements included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm within the meaning of Article 2-01 of Regulation S-X and the PCAOB. Except as disclosed in the Registration Statement and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Auditor has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).
          (j) The financial statements and schedules together with related notes set forth in the General Disclosure Package, the Prospectus and each Registration Statement present fairly the financial position and results of operations and changes in cash flow position of the Company on the basis stated in the General Disclosure Package and the Prospectus, at the respective dates and for the respective periods to which they apply. Said statements and schedules and related notes have been prepared in accordance with generally accepted accounting principles in the jurisdiction(s) identified in the General Disclosure Package and the Prospectus applied on a basis which is consistent during the periods involved. Except as disclosed in the General Disclosure Package, Registration Statement and Prospectus, the

Company’s internal accounting controls and procedures are sufficient to cause the Company and each subsidiary to prepare financial statements that comply in all material respects with generally accepted accounting principles in the jurisdiction(s) identified in the General Disclosure Package and the Prospectus applied on a consistent basis during the periods involved. Except as disclosed in the General Disclosure Package, Registration Statement and Prospectus, since the formation of the Company, nothing has been brought to the attention of the Company’s management that would result in any reportable condition relating to the Company’s internal accounting procedures, weaknesses or controls.
          (k) Subsequent to the respective dates as of which information is given in the General Disclosure Package, Registration Statement and Prospectus and except as otherwise disclosed or contemplated therein, neither the Company nor any of its subsidiaries has: (i) incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business; (ii) had any change in its capital stock, or any incurrence of short-term or long-term debt; (iii) issued options, warrants or other rights to purchase its capital stock; or (iv) had an adverse change or any development involving, so far as can now be reasonably foreseen, a prospective adverse change in their condition (financial or otherwise), net worth, results of operations, business, key personnel or properties, individually or which taken together, would have a Material Adverse Effect.
          (l) Except as disclosed in the General Disclosure Package, Prospectus and Registration Statement, there is not now pending or, to the knowledge of the Company, threatened, any material action, suit, proceeding, inquiry, arbitration or investigation to which the Company or any of its subsidiaries or any of their officers or directors is a party or subject to that might result in a Material Adverse Effect, nor are there any actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race; and no labor disputes involving the employees of the Company or any of its subsidiaries exist or to the knowledge of the Company, are threatened which might be expected to have a Material Adverse Effect.
          (m) The Company and each of its subsidiaries has filed all necessary tax returns required to be filed as of the date hereof and have paid all taxes shown as due thereon; and there is no tax deficiency that has been, or to the knowledge of the Company, may be, asserted against the Company or any of its subsidiaries.
          (n) The Company and its subsidiaries own or possess the valid right to use all (i) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses, trade secret rights (the “Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trade marks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, the “Intellectual Property Assets”) necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted and described in the General Disclosure Package, Registration Statement and the Prospectus. The Company and

its subsidiaries have not received any opinion from their legal counsel concluding that any activities of their respective businesses infringe, misappropriate, or otherwise violate, valid and enforceable Intellectual Property Rights of any other person, and have not received written notice of any challenge, which is to their knowledge still pending, by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or its subsidiaries. To the knowledge of the Company, the Company and its subsidiaries’ respective businesses as now conducted do not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person. All licenses for the use of the Intellectual Property Rights described in the Registration Statement and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms. The Company has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license. Except as described in the Registration Statement and the Prospectus, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company has taken all reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted. With respect to the use of the software in the Company’s business as it is currently conducted or proposed to be conducted, the Company has not experienced any material defects in such software including any material error or omission in the processing of any transactions other than defects which have been corrected, and to the knowledge of the Company, no such software contains any device or feature designed to disrupt, disable, or otherwise impair the functioning of any software or is subject to the terms of any “open source” or other similar license that provides for the source code of the software to be publicly distributed or dedicated to the public. The Company has at all times complied with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. No claims have been asserted or threatened against the Company alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. The Company takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse. The Company has taken all necessary actions to obtain ownership of all works of authorship and inventions made by its employees, consultants and contractors during the time they were employed by or under contract with the Company and which relate to the Company’s business. All founders and key employees have signed confidentiality and invention assignment agreements with the Company.

     (o) Neither the Company, nor any of its subsidiaries, has directly or indirectly, at any time (i) made or failed to disclose fully any contributions to any candidate for political office in violation of law or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law.
     (p) Except as disclosed in the General Disclosure Package, Registration Statement and Prospectus, the Company’s and each of its subsidiary’s internal accounting controls and procedures are sufficient to cause each of them to comply in all material respects with the Foreign Corrupt Practices Act of 1977, the Sarbanes-Oxley Act of 2002, and the Rules and Regulations, each as in effect as of the date hereof.
     (q) On each Closing Date, all transfer or other taxes (including franchise, capital stock or other tax, other than income taxes, imposed by any jurisdiction) if any, that are required to be paid in connection with the sale and transfer of the Securities hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been complied with in all material respects.
     (r) All contracts and other documents that are, under the Rules and Regulations, required to be described in or filed as exhibits to the Registration Statement have been so described or filed, as the case may be.
     (s) Other than as set forth in the General Disclosure Package, Registration Statement and Prospectus, no other firm, corporation or person has any rights to underwrite or place an offering of any of the Company’s securities.
     (t) Except as described in the General Disclosure Package, Registration Statement and Prospectus, no holder of any securities of the Company has the right to include such securities in the Registration Statement and Prospectus.
     (u) Neither the Company nor any of its subsidiaries has any material contingent liabilities.
     (v) The Company has no material subsidiary corporations, except as disclosed in the General Disclosure Package, Registration Statement and Prospectus, nor has it any equity interest in any partnership, joint venture, association or other entity, except as disclosed in the General Disclosure Package, Registration Statement and Prospectus. Except as described in the General Disclosure Package, Registration Statement and Prospectus, the Company owns all of the outstanding securities of each of its subsidiaries.
     (w) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus with respect to the offer and sale of the Securities and each Preliminary Prospectus, as of its date, has conformed in all material respects with the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading (in light of the circumstances under which they were made in the case of the Prospectus).
          (x) Neither the Company, nor, to the Company’s knowledge, any of its officers, directors, employees or shareholders, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any of the securities of the Company.
          (y) The Registration Statement accurately discloses any and all unregistered securities sold by the Company since formation. All of such securities were sold in transactions exempt from the registration provisions of the Act and not in violation of Section 5 thereof.
          (z) Other than as set forth in the General Disclosure Package, Registration Statement and Prospectus, the Company has not entered into any agreement pursuant to which any person is entitled, either directly or indirectly, to compensation from the Company for services as a finder in connection with the Offering, and the Company agrees to indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, which shall include, but not be limited to, all costs to defend against any such claim, so long as such claim arises out of agreements made or allegedly made by the Company.
          (aa) Except as set forth in the Registration Statement, based upon written representations received by the Company, no officer, director or five percent or greater shareholder of the Company has any direct or indirect affiliation or association with any member of the Financial Industry Regulatory Authority (“FINRA”) and no beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Underwriter and the FINRA if, to its knowledge, any five percent or greater shareholder of the Company is or becomes an affiliate or associated person of a FINRA member participating in the distribution of the Securities.
          (bb) The Company and each of its subsidiaries is in compliance in all material respects with all laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto. There are no pending investigations involving the Company or any of its subsidiaries by any governmental agency responsible for the enforcement of such laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending before any governmental agency or body or any strike, picketing, boycott, dispute, slowdown or stoppage pending, or to the knowledge of the Company, threatened, against or involving the Company or any of its subsidiaries or any predecessor entity. No question concerning representation exists respecting the employees of the Company or any of its subsidiaries and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its subsidiaries, if any.

          (cc) Each certificate signed by any officer of the Company and delivered to the Underwriter or counsel to the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.
          (dd) None of the Company, its subsidiaries, any of their affiliates, or any person acting on any of their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Act or any applicable shareholder approval provisions. None of the Company, its subsidiaries, their affiliates or any person acting on any of their behalf will take any action or steps referred to in the preceding sentence that would cause the Offering to be integrated with other offerings.
          (ee) The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation, as amended, or Bylaws, as amended, stock option plan, or the laws of Delaware that is or could become applicable as a result of the transactions contemplated by this Agreement including, without limitation, the Company’s issuance of the Securities, the Underwriter’s Warrant and the Underlying Shares.
          (ff) As of the date hereof, Kendall Larsen (the “Key Executive”) is employed by the Company on a full-time basis, and, to the best of the Company’s knowledge, is not planning to cease being employed by the Company on a full-time basis in his current capacity and the Company is not aware of any circumstances related to the employment of the Key Executive, apart from circumstances related to the operation of the Company as a whole, that could result in cessation of his full-time employment in his current capacity.
          (gg) The Company acknowledges and agrees that (i) the purchase and sale of the Securities is an arms’ length commercial transaction between the Company and the Underwriter, (ii) in connection therewith, the Underwriter is acting as principal and not the agent or fiduciary of the Company, and (iii) the Underwriter has not assumed an advisory responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement.
     2. Purchase, Delivery and Sale of the Securities.
          (a) Subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements, herein contained, the Company agrees to issue and sell to the Underwriter and the Underwriter agrees to buy from the Company, an aggregate of 3,000,000 shares of Common Stock, and Primary Offering Warrants to purchase an aggregate of 4,500,000 shares of Common Stock, comprised of (i) warrants to purchase an aggregate of 1,500,000 shares of Common Stock at an exercise price of $2.00 per share, (ii) warrants to purchase an aggregate of 1,500,000 shares of Common Stock at an exercise price of $3.00 per share, and (iii) warrants to purchase an aggregate of 1,500,000 shares of Common Stock at an exercise price of $4.00 per share, at $ •  per share of Common Stock and associated Primary

Offering Warrants (the offering price less  7%), at the place and time herein specified. The price at which the Underwriter shall sell the Securities to the public shall be $•   per share of Common Stock and associated Primary Offering Warrants.
     Delivery of the Primary Offering Securities against payment therefor shall take place at the offices of the Underwriter, 777 Third Avenue, 17th Floor, New York, New York 10017 (or at such other place as may be designated by agreement between the Underwriter and the Company) at 9:00 a.m., New York time, not later than three business days following the first date that any of the Securities are released to the Underwriter, such time and date of payment and delivery for the Primary Offering Securities being hereinafter referred to as the “First Closing Date.”
          (b) In addition, subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company hereby grants an option to the Underwriter (the “Over-Allotment Option”) to purchase all or any part of (i) an aggregate of an additional 450,000 Over-Allotment Shares and (ii) Over-Allotment Warrants to purchase an aggregate of an additional 675,000 shares of Common Stock, comprised of (x) warrants to purchase an aggregate of 225,000 shares of Common Stock at an exercise price of $2.00 per share, (yi) warrants to purchase an aggregate of 225,000 shares of Common Stock at an exercise price of $3.00 per share, and (z) warrants to purchase an aggregate of 225,000 shares of Common Stock at an exercise price of $4.00 per share, at the same price per share of Common Stock and associated Over-Allotment Warrants as the Underwriter shall pay for the Primary Offering Securities. This option may be exercised one or more times within 45 days after the Effective Date upon written notice by the Underwriter to the Company advising as to the amount of Over-Allotment Securities to which the option is being exercised. Delivery of the Over-Allotment Securities against payment therefor shall take place at the offices of the Underwriter as identified above (or at such other place as may be designated by agreement between the Underwriter and the Company) on such date as shall be determined by the Underwriter but shall not be earlier than four nor later than 10 full business days after each exercise of the Over-Allotment Option (but in no event more than 55 days after the Effective Date), nor in any event prior to the First Closing Date (each such closing for the purchase of Over-Allotment Securities, together with the First Closing Date, a “Closing Date”). The Over-Allotment Option may be exercised only to cover over-allotments in the sale by the Underwriter of the Primary Offering Securities. No Over-Allotment Securities shall be delivered unless all Primary Offering Securities shall have been delivered to the Underwriter as provided herein.
     (c) The Securities to be purchased by the Underwriter hereunder will be delivered by the Company to you on each Closing Date for your account against payment of the respective purchase price by the Underwriter, by wire transfer payable to the order of the Company.
     3. Covenants of the Company. The Company covenants and agrees with the Underwriter that:
          (a) The Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. The Company will not at any time after the Effective Date, file any amendment to the Registration Statement or supplement the Prospectus unless you have previously been furnished with a copy and to which you or your counsel shall have reasonably objected in writing or which is not in compliance with the Act and the Rules and Regulations. At any time prior to the completion by the Underwriter of the distribution of the securities contemplated hereby (but in no event more than nine months after the date on which the Registration Statement shall have become or been declared effective under the Act), the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus which, in the opinion of counsel to the Company and the Underwriter, may be reasonably necessary or advisable in connection with the distribution of the Securities contemplated hereby and as mutually agreed by the Company and the Underwriter.
     As soon as the Company is advised thereof, the Company will advise the Underwriter, and provide the Underwriter copies of any written advice, of the receipt of any comments of the Commission, of the effectiveness under the Act of any post-effective amendment to the Registration Statement, of the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission for an amendment of the Registration Statement or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance by the Commission or any state or regulatory body of any stop order or other order or threat thereof suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Pricing Prospectus, or of the suspension of the qualification of the Securities for offering in any jurisdiction, or of the institution of any proceedings for any of such purposes, and will use its best efforts to prevent the issuance of any such order, and, if issued, to obtain as soon as possible the lifting thereof.
     The Company has caused to be delivered to the Underwriter copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriter and dealers to use the Prospectus in connection with the sale of the Securities for such period as in the opinion of counsel to the Underwriter and the Company the use thereof is required to comply with the Act and the Rules and Regulations. In case of the occurrence, at any time within such period as a Prospectus is required under the Act to be delivered in connection with sales by the Underwriter or dealers, of any event of which the Company has knowledge and which materially affects the Company or the securities of the Company, or which in the opinion of counsel for the Company or counsel for the Underwriter should be set forth in an amendment to the Registration Statement or a supplement to the Prospectus in order to make the statements therein not then misleading, or in case it shall be necessary to amend or supplement the Prospectus to comply with law or with the Rules and Regulations, the Company will notify you promptly and forthwith prepare and furnish to you copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Prospectus not misleading in light of the circumstances under which they were made. The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriter, except that in case the Underwriter is required, in connection with the sale of the Securities to deliver a Prospectus nine months or more after the Effective Date, the Company will, upon request of the Underwriter, amend or supplement the Registration Statement and Prospectus and furnish the

Underwriter with reasonable quantities of prospectuses complying with Section 10(a)(3) of the Act at the Company’s expense.
     The Company represents and agrees that it has not made and will not, hereof, make any offer relating to the Securities that would constitute an “issuer writing prospectus” as defined in Rule 433 of the Rules and Regulations or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations.
     The Company will comply in all material respects with the Act, the Rules and Regulations and the Exchange Act and the rules and regulations promulgated thereunder in connection with the offering and issuance of the Securities. Until the Underwriter shall notify the Company of the completion of the Offering, the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Common Stock, or attempt to induce any person to purchase any Common Stock; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Common Stock.
          (b) The Company will furnish such information as may be required and to otherwise cooperate and use its best efforts to qualify or register the Securities for sale under the securities or “blue sky” laws of such jurisdictions as you may reasonably designate and will make such applications and furnish such information as may be required for that purpose and to comply with such laws, provided the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent of service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Securities. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as you may reasonably request.
          (c) For so long as the Company is a reporting company under either Section 12 or 15(d) of the Exchange Act, the Company, at its expense and in reasonable detail, will furnish to its shareholders an annual report (including financial statements audited by independent public accountants as required by the Act), and will furnish to the Underwriter during the period ending three years from the Effective Date hereof, (i) as soon as practicable after the end of each fiscal year, but no earlier than the filing of such information with the Commission, a balance sheet of the Company as at the end of such fiscal year, together with statements of income, and cash flow of the Company for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent accountants; (ii) as soon as practicable after the end of each of the first three fiscal quarters of each fiscal year, but no earlier than the filing of such information with the Commission, consolidated summary financial information of the Company for such quarter in reasonable detail; (iii) as soon as they are publicly available, a copy of all reports (financial or other) mailed to shareholders; (iv) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission or any securities exchange or automated quotation system on which any class of securities of the Company is listed; (v) copies of each press release, news item and article with respect to the Company’s affairs released by the Company; and (vi) such other information as you may from time to time reasonably request. To the extent that the information required by this Section 3(c) may be filed with the Commission via the EDGAR electronic filing system, the filing of such information via the EDGAR electronic filing system shall satisfy the Company’s obligations under this Section 3(c).
          (d) In the event the Company has an active subsidiary or subsidiaries, such financial statements referred to in subsection (c) above will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its shareholders generally.
          (e) Subject to this Section 3(e), on or prior to the Effective Date, all officers and directors of the Company as of the Effective Date shall agree in writing (in the form annexed hereto as Exhibit A), not to sell, transfer or otherwise dispose of (in any manner whatsoever, including public dispositions pursuant to Rule 144 under the Act) any Common Stock or securities exercisable or convertible into Common Stock for a period of ninety (90) days from the Effective Date, or any longer period required by any state securities commission or the American Stock Exchange (“Amex”), without the prior written consent of the Underwriter and, if applicable, the securities commission of such states or the Amex. The Company further agrees not to permit, cause, suffer or assist in any such sales, dispositions or transfers. In addition, without the prior written consent of the Underwriter, the Company shall not sell or offer for sale any of its securities for a period of ninety (90) days following the Effective Date except pursuant to options, warrants and convertible securities issued and outstanding on the date of filing of the Registration Statement or pursuant to any employee stock option plan.
          (f) On the Effective Date, the Company shall have taken the necessary action to register the Securities and the Company will make all filings required to, and will have obtained approval for the listing of the Shares and the Underlying Shares (other than those issuable upon exercise of the Underwriter’s Warrant) on the Amex and, so long as the Company remains a reporting company under the Exchange Act, it will use its best efforts to maintain such listing or a listing on the Nasdaq Stock Market, American Stock Exchange or New York Stock Exchange, or any similar national exchange or quotation system, for at least five years from the Effective Date.
          (g) For a period of at least five years from the Effective Date the Company will engage an independent registered public accounting firm as its auditor.
          (h) On the Effective Date, the terms and conditions of all material transactions and proposed transactions between the Company and each of its subsidiaries, on the one hand, and any of the Company’s officers, directors, affiliates or the beneficial owners of five percent or more of any class of the Company’s equity securities (including, by way of example, but not limitation, employment agreements, loans, leases, license and service agreements), on the other hand, shall be reasonably satisfactory to the Underwriter.
          (i) Until the Offering has been terminated or concluded, as the case may be, the Company will not issue a press release or engage in any publicity, other than promotion by the Company of its products and services and other press releases in the ordinary course of its business, without the Underwriter’s prior written consent, which consent shall not be unreasonably withheld or delayed.
          (j) For a period of three years from the Effective Date, the Underwriter may appoint an observer reasonably acceptable to the Company’s Board of Directors who will be able to attend all meetings of the Board of Directors and who need not be the same person from meeting to meeting. The Underwriter shall also have the right to written notice of, and agendas with respect thereto, no later than notice to other directors of each meeting and to obtain copies of the minutes, if requested, from all Board of Directors meetings for three years following the Effective Date, whether or not an observer attends or participates in any such Board meeting. The Company agrees to reimburse the Underwriter immediately upon the Underwriter’s request therefor for any reasonable and documented food, travel and lodging expenses directly incurred by the Underwriter in connection with its designee or observer attending Company Board of Directors meetings. Nothing in this Section 3(j) shall require the Company or its Board of Directors to waive its attorney-client privilege with respect to deliberations and meetings and materials with respect thereto.
          (k) The Company shall direct the Depository Trust Company, or such other depository of the Company’s securities, to deliver a “special security position report” to the Underwriter on a daily basis for the first 30 days after the Effective Date and on a weekly basis for the first six months after the Effective Date, each at the Company’s sole expense.
          (l) For a period of five years following the Effective Date, the Company will maintain registration with the Commission pursuant to Sections 12(b) or 12(g) of the Exchange Act. In the event the Company fails to maintain registration with the Commission pursuant to Sections 12(b) or 12(g) during such five year period, the Company will provide reasonable access to an independent accountant designated by the Underwriter, to all books, records and other documents or statements that reflect the Company’s financial status at least once each quarter, at the Company’s reasonable expense.
          (m) For a period of one year from the Effective Date, so long as the Company is a reporting company under either Sections 12 or 15(d) of the Exchange Act, the Company shall: (i) retain a transfer agent reasonably acceptable to the Underwriter for the securities of the Company; and (ii) direct such transfer agent to furnish, at the Company’s sole expense, the Underwriter with weekly transfer sheets as to each of the Company’s securities as prepared by the Company’s transfer agent and copies of lists of shareholders when requested by the Underwriter.
          (n) The Company will deliver to the Underwriter two manually executed copies of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto when filed with the Commission, and will deliver to the Underwriter such number of conformed copies of the Registration Statement, including such financial statements and of all amendments thereto, as the Underwriter may reasonably request. The Company will deliver to or upon the Underwriter’s order, from time to time until the Effective Date, as many copies of any Preliminary Prospectus filed with the Commission prior to the Effective Date as the Underwriter may reasonably request. The Company will deliver to the Underwriter on the Effective Date and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriter may from time to time reasonably request.
          (o) If at any time during the three year period following the Effective Date, the Company’s securities are no longer listed for trading on the Amex or another national securities market or exchange, the Company shall, at its own expense, undertake to list the Company’s securities in the appropriate recognized securities manual or manuals published by Standard & Poor’s Corporation and such other manuals as the Underwriter may designate, such listings to contain the information required by such manuals and the Uniform Securities Act (the “Manuals”) and maintain such listing during said three year period, the Company shall take such action as may be reasonably requested by the Underwriter to obtain a secondary market trading exemption in such states as may be reasonably requested by the Underwriter.
          (p) At the First Closing Date, the Company shall execute and deliver to you the Underwriter’s Warrant Agreement (the “Warrant Agreement”) substantially in the form filed as an Exhibit to the Registration Statement, representing the right to purchase 300,000 shares of Common Stock (representing 10 % of the Primary Offering Shares) (the “Underwriter’s Warrant”). The purchase price for the Underwriter’s Warrant shall be $.0001 per share of Common Stock covered by the Underwriter’s Warrant and it shall be exercisable at 120% of the offering price of the shares of Common Stock at any time during the four-year period commencing on the first anniversary of the First Closing Date.
          (q) As promptly as practicable after the last Closing Date, the Company will prepare, at its own expense, hard cover “bound volumes” relating to the offering, and will distribute such volumes to the individuals designated by the Underwriter or counsel to the Underwriter.
          (r) The Company will apply the net proceeds from the sale of the Securities substantially for the purposes set forth under “Use of Proceeds” in the Prospectus.
          (s) The Company will make generally available to its securityholders and deliver to the Underwriter as soon as it is practicable to do so but in no event later than 90 days after the end of 12 months after its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least 12 consecutive months beginning after the Effective Date, which shall satisfy the requirements of Section 11(a) of the Act.
          (t) The Company will reserve and keep available the maximum number of unissued Underlying Shares and Over-Allotment Securities.
          (u) For such period as the Company’s securities are registered under the Exchange Act, the Company will use reasonable best efforts to hold an annual meeting of shareholders for the election of directors within 180 days after the end of each of the Company’s fiscal years and, will provide the Company’s shareholders with the audited financial statements and annual reports as required by the Exchange Act and the rules and regulations thereunder.
          (v) The Company represents that it has not taken and agrees that it will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any of the Securities.
     4. Conditions of Underwriter’s Obligation. The obligations of the Underwriter to purchase and pay for the Securities are subject to the accuracy as of the Applicable Time, and as of each Closing Date to the continuing accuracy, of and compliance with the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the following conditions:
          (a) (i) The Registration Statement shall be effective under the Act; (ii) on or prior to each Closing Date no stop order suspending the effectiveness of the Registration Statement under the Act or any applicable state securities law shall have been issued and no proceedings for that or a similar purpose shall have been instituted or shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission or any state securities commission; (iii) to the knowledge of the Company, no stop order suspending the effectiveness of the qualification or registration of the Securities under the securities or “blue sky” laws of any jurisdiction (whether or not a jurisdiction which you shall have specified) shall be threatened or contemplated by the authorities of any such jurisdiction or shall have been issued and remain in effect; (iv) any request for additional information on the part of the Commission or any such authorities shall have been complied with to the satisfaction of the Commission, such authorities and the Underwriter; and (v) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriter and the Underwriter did not object thereto. If required, the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act.
          (b) You shall have received the opinion, dated as of each Closing Date, of Orrick, Herrington & Sutcliffe LLP, counsel for the Company, in form and substance satisfactory to the Underwriter, to the effect specified in Exhibit B attached hereto.
          The foregoing opinion shall also cover such matters incident to the transactions contemplated hereby as the Underwriter shall reasonably request. In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact.
          Such counsel shall also have furnished to the Underwriter a written statement, addressed to the Underwriter and dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement and the Prospectus, and each amendment or supplement thereto made by the Company prior to the Closing Date, (y) based on such counsel’s examination of the Registration Statement and the Prospectus, and each amendment or supplement thereto made by the Company prior to the Closing Date and the documents incorporated by reference in the Registration Statement or the Prospectus and any further amendment or supplement to any such incorporated document made by the Company prior to the Closing Date, and such counsel’s investigations made in connection with the preparation of the Registration Statement and the Prospectus, and each amendment or supplement thereto made by the Company prior to the Closing Date, and conferences with certain officers and employees of and with auditors for and counsel to the Company, such counsel has no reason to believe that (I) the registration statement for the Offering or any amendment thereto, at the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, at the respective date thereof or at the Closing Date, contained or contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (II) any document incorporated by reference in the Prospectus, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement, the Prospectus or an incorporated document. The foregoing statement may be qualified by a statement to the effect that such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and takes no responsibility therefor except to the extent set forth in paragraphs (xii) and (xiii) of  the opinion delivered pursuant to this clause (b).
          (c) All corporate proceedings and other legal matters relating directly or indirectly to this Agreement, the Registration Statement, the Prospectus and other related matters shall be reasonably satisfactory to the Underwriter.
          (d) You shall have received a letter on the date of this Agreement and again on and as of each Closing Date from Farber Hass Hurley & McEwen LLP, independent registered public accounting firm for the Company, substantially in the form and substance satisfactory to the Underwriter, stating that:
          (i) they are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations;
          (ii)(A) the financial statements and the schedules included in the Registration Statement and the Prospectus (other than the financial statements and schedules of VirnetX, Inc. as of and for the years ended December 31, 2005 and 2006) audited by them comply, in their opinion, as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations; and (B) as to the financial statements and schedules of VirnetX, Inc. as of and for the years ended December 31, 2005 and 2006 included in the Registration Statement and the Prospectus, nothing has come to their attention that would lead them to believe that such financial statements and schedules do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations;
          (iii) on the basis of inquiries and procedures conducted by them (not constituting an audit in accordance with generally accepted auditing standards), including a reading of the latest available unaudited interim financial statements or other financial information of the Company (with an indication of the date of the latest available unaudited interim financial statements), inquiries of officers of the Company who have responsibility for financial and accounting matters, review of minutes of all meetings of the shareholders, the Board of Directors and the audit committee of the Company and other specified inquiries and procedures, nothing has come to their attention as a result of the foregoing inquiries and procedures that causes them to believe that:
          (A) as of a specified date not more than five days prior to the date of such letters, there has not been any change in the capital stock, increase in long-term debt or decrease in consolidated net current assets or stockholders’ equity or in any other item appearing in the Company’s financial statements as to which the Underwriter may request advice, in each case as compared with amounts shown in the balance sheet as of the date of the most recent financial statements included in the Prospectus and Registration Statement, except in each case for changes, increases or decreases that the Prospectus and Registration Statement discloses have occurred or will occur;
          (B) during the period from (and including) the date of the financial statements in the Registration Statement and the Prospectus to such specified date there was any decrease n consolidated net sales or in the total or per-share amounts of income before extraordinary items or of net income or any other material change in such other items appearing in the Company’s financial statements as to which the Underwriter may request advice, in each case as compared with the corresponding period in the preceding year, xcept in each case for increases, changes or decreases that the Prospectus discloses have occurred or will occur;
          (C) the unaudited interim financial statements of the Company appearing in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations and are fairly presented in conformity with generally accepted accounting principles and practices on a basis substantially consistent with the audited financial statements included in the Registration Statements or the Prospectus; and
          (iv) they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letters and found them to be in agreement.
     Such letters shall also set forth such other information as may be reasonably requested by counsel for the Underwriter. Any changes, increases or decreases in the items set forth in such letters which, in the judgment of the Underwriter, are materially adverse with respect to the financial position or results of operations of the Company shall be deemed to constitute a failure of the Company to comply with the conditions of the obligations to the Underwriter hereunder.
          (e) You shall have received an opinion from DLA Piper LLP (US), your counsel, dated the Closing Date, with respect to such matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.
          (f) (i) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects with the same effect as if made on and as of the Closing Dates, taking into account the Over-Allotment Option Closing Date(s) and the effect of the transactions contemplated hereby, and the Company shall have performed all of its obligations hereunder and satisfied all of the conditions on its part to be satisfied at or prior to such Closing Date; (ii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements thereof, and none of the General Disclosure Package, the Registration Statement or the Prospectus nor any amendment or supplement thereto shall contain, as of the Applicable Time, the time of this Agreement and each Closing Date, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in light of the circumstances under which they were made in the case of the Prospectus); (iii) there shall have been, since the respective dates as of which information is given, no material adverse change, or to the Company’s knowledge, any development involving a prospective material adverse change, in the business, properties, condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt or general affairs of the Company from that set forth in the General Disclosure Package, the Registration Statement and the Prospectus, except changes which the General Disclosure Package, the Registration Statement and Prospectus indicate might occur after the Applicable Time and the Company shall not have incurred any material liabilities or entered into any material agreement not in the ordinary course of business other than as referred to in the General Disclosure Package, the Registration Statement and Prospectus; (iv) except as set forth in the General Disclosure Package and the Prospectus, no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company which would be required to be set forth in the Registration Statement, and no proceedings shall be pending or, to the knowledge of the Company, threatened against the

Company before or by any commission, board or administrative agency, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, condition (financial or otherwise), results of operations or general affairs of the Company; and (v) you shall have received, at such Closing Date, a certificate signed by each of the chief executive officer and the principal financial officer of the Company, dated as of such Closing Date, evidencing compliance with the provisions of this subsection (f).
          (g) No action shall have been taken by the Commission or the FINRA, the effect of which would make it improper, at any time prior to a Closing Date, for members of the FINRA to execute transactions in the Securities and no proceedings for the taking of such action shall have been instituted or shall be pending, or, to the knowledge of the Underwriter or the Company, shall be contemplated by the Commission or the FINRA. The Company and the Underwriter represent that at the date hereof each has no knowledge that any such action is in fact contemplated against it by the Commission or the FINRA. The Company shall advise the Underwriter of any FINRA affiliation of any of its officers, directors, or shareholders or their affiliates.
          (h) Prior to the Effective Date, the Underwriter shall have received clearance from the FINRA as to the amount of compensation allowable or payable to the Underwriter, as described in the Registration Statement.
          (i) If any of the conditions herein provided for in this section shall not have been fulfilled in all material respects as of the date indicated, this Agreement and all obligations of the Underwriter under this Agreement may be canceled at, or at any time prior to, each Closing Date by the Underwriter notifying the Company of such cancellation in writing at or prior to the applicable Closing Date. Any such cancellation shall be without liability of the Underwriter to the Company.
          (j) McDermott Will & Emery LLP, special patent counsel to the Company, shall have furnished to the Underwriter such counsel’s written opinion, addressed to the Underwriter and dated each Closing Date, in form and substance reasonably satisfactory to the Underwriter, to the effect that to the best of such counsel’s knowledge, the statements in the Registration Statement and the Prospectus under the captions “Risk Factors-Risks related to existing and future litigation—We have commenced legal proceedings against Microsoft, and we expect such litigation to be time-consuming and costly, which may adversely affect our financial condition and our ability to operate our business,” “Business—Intellectual Property and Patent Rights,” “—Assignment of Patents,” “—Litigation,” and “Legal Proceedings” in so far as such statements describe certain legal proceedings or specified documents, fairly describe in all material respects the matters referred to therein, and nothing has come to their attention that causes them to believe that such material contains any untrue statement of a material fact, or omits to state a material fact that is required to be stated therein or necessary in order to make the statements made therein not misleading.
          (k) The Underwriter shall have received such other documents and items as it or its counsel has reasonably requested and are satisfied with all other items relating directly and/or indirectly to the Company and the Offering.

     5. Conditions of the Obligations of the Company. The obligation of the Company to sell and deliver the Securities is subject to the condition that on or prior to each Closing Date, no stop order suspending the effectiveness of the Registration Statement under the Act and any applicable state securities law shall have been issued and no proceedings for that or a similar purpose shall have been instituted or shall be pending or, or to the knowledge of the Company, threatened or contemplated by the Commission or any state securities commission. Further, the obligation of the Company to sell and deliver the Securities is subject to the accuracy of the representations of the Underwriter contained in Section 12.
     6. Indemnification.
          (a) The Company agrees (i) to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees), to which the Underwriter or such controlling person may become subject, under the Act or otherwise, and (ii) to reimburse, as incurred, each such Underwriter and each such controlling persons for any legal or other expenses reasonably incurred in connection with investigating, defending against or appearing as a third party witness in connection with any losses, claims, damages or liabilities; insofar as such losses, claims, damages or liabilities (or actions in respect thereof) relating to (i) and (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, (B) any blue sky application or other document executed by the Company specifically for that purpose containing written information specifically furnished by the Company and filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading (in light of the circumstances under which they were made in the case of the Prospectus); provided, however, that the Company will not be required to indemnify the Underwriter and any controlling persons or be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written Underwriter Information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation of the Registration Statement or any such amendment or supplement thereof or any such Blue Sky Application or any such Preliminary Prospectus or the Prospectus or any such amendment or supplement thereto; provided, further that the indemnity with respect to any Preliminary Prospectus shall not be applicable on account of any losses, claims, damages, liabilities or litigation arising from the sale of Securities to any person if a copy of the Prospectus was not delivered to such person at or prior to the written confirmation of the sale to such person. This indemnity will be in addition to any liability which the Company may otherwise have.

          (b) The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and reasonable attorneys’ fees) to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in light of the circumstances under which they were made in the case of the Prospectus), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Blue Sky Application in reliance upon and in conformity with written Underwriter Information furnished to the Company by the Underwriter specifically for use in the preparation thereof.
          (c) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify in writing the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and in the reasonable judgment of the counsel to the indemnified party, it is advisable for the indemnified party to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party (other than local counsel)). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld. The indemnified party shall not settle any action without the consent of the indemnifying party, which consent shall not be unreasonably withheld. If it is ultimately determined that indemnification is not permitted, then an indemnified party will return all monies advanced to the indemnifying party.
          7. Contribution. In circumstances in which the indemnity agreement provided for in Section 6 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefit received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company to the total underwriting discounts and commissions received by the Underwriter. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the parties’ relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriter agree that it would not be equitable if the amount of such contributions were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this Section 7. Notwithstanding any other provision of this Section 7, the Underwriter shall not be obligated to make contributions hereunder that in the aggregate exceed the total compensation received by the Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

     8. Costs and Expenses; Reimbursement of Underwriter’s Expenses. The Company agrees to pay, or reimburse if paid by the Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities to the Underwriter and any taxes payable in that connection; (b) the costs incident to the registration of the Securities under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the registration statements for the Offering, any Preliminary Prospectus, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing this Agreement, and any closing documents by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriter, which fees and expenses, together with the fees and expenses of counsel for the Underwriter referenced in clause (f) below, shall not exceed $15,000 in aggregate) incurred in connection with securing any required review by FINRA of the terms of the sale of the Securities and any filings made with FINRA, if applicable; (e) any applicable listing or other fees; (f) the fees and expenses (including related fees and expenses of counsel to the Underwriter) of qualifying the Securities under the securities laws of the applicable jurisdictions and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys; (g) the cost of preparing and printing stock certificates; (h) all fees and expenses of the registrar and transfer agent of the shares of Common Stock; (i) travel and all other reasonable out-of-pocket expenses (including the reasonable fees and disbursements of the Underwriter’s counsel); provided that such expense reimbursement shall not exceed $35,000; (j) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants, including the cost of any aircraft chartered in connection with the road show, and (k) all other costs and expenses incident to the offering of the Securities or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants), provided that, except to the extent otherwise provided in this Section 8, the Placement Agent shall pay its own costs and expenses, including the fees and expenses of its counsel and the expenses of advertising any offering of the Securities made by the Underwriter.
     Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 10, (b) the Company shall fail to tender the Securities for delivery to the Underwriter for any reason not permitted under this Agreement, (c) the Underwriter shall decline to purchase the Securities for any reason permitted under this Agreement or (d) the sale of the Securities is not consummated because any condition to the obligations of the Underwriter set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with the preceding paragraph, the Company shall reimburse the Underwriter for the fees and expenses of Underwriter’s counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by it in connection with this Agreement and the proposed purchase of the Securities, including, without limitation, travel and lodging expenses of the Underwriter, without giving effect to any limitations thereon contained in this Section 8, and upon demand the Company shall pay the full amount borne by the Underwriter to the Underwriter.
     9. Effective Date. The Agreement shall become effective upon its execution, except that the Underwriter may, at the Underwriter’s option, delay its effectiveness until 11:00 a.m. New York time on the first full business day following the Effective Date, or at such earlier time on such business day after the Effective Date as the Underwriter in its discretion shall first commence the offering of the Securities. The time of the Offering shall mean the time when the Securities are first generally offered by you to dealers by letter or telegram. This Agreement may be terminated by you at any time before it becomes effective as provided above, except that Sections 3, 6, 7, 8, 13, 14, 15, 16 and 17 shall remain in effect notwithstanding such termination.
     10. Termination.
          (a) After this Agreement becomes effective, this Agreement, except for Sections 3, 6, 7, 8, 12, 14, 15, 16 and 17 hereof, may be terminated at any time prior to the First Closing Date, any additional Closing Date, and the Over-Allotment Option referred to in Section 2(b) hereof, if exercised, may be cancelled at any time prior to a Closing Date, by the Underwriter if in the Underwriter’s judgment it is impracticable to offer for sale or to enforce contracts made for the sale of the Securities agreed to be purchased hereunder by reason of: (i) the Company having sustained a material adverse loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree; (ii) trading in securities on the New York Stock Exchange, Inc., the Amex or the Nasdaq Stock Market having been suspended or limited; (iii) material governmental restrictions having been imposed on trading in securities generally (not in force and effect on the date hereof); (iv) a banking moratorium having been declared by United States or New York State authorities; (v) an outbreak of major international hostilities, a substantial terrorist attack, or other national or international calamity having occurred involving the United States or; (vi) the passage by the Congress of the United States or by any state legislative body of similar impact, of any act or measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by the Underwriter to have a material adverse impact on the business, financial condition or financial statements of the Company or the market for the securities offered hereby; (vii) any material adverse change in the financial or securities markets beyond normal market fluctuations having occurred since the date of this Agreement; (viii) any material adverse change having occurred, since the respective dates as of which information is given in the Registration Statement and Prospectus, in the earnings, business prospects or general condition of the Company, financial or otherwise, whether or not arising in the ordinary course of business; (ix) a pending or threatened legal or governmental proceeding or action relating generally to the Company’s business, or a notification having been received by the Company of the threat of any such proceeding or action, which could, in the reasonable judgment of the Underwriter, materially adversely affect the Company; (x) the Company is merged or consolidated into or acquired by another company or group or there exists a binding legal commitment for the foregoing or any other material change of ownership or control occurs; or (xi) the Company shall not have timely complied in all material respects with any material term, condition or provision on their part to be performed, complied with or fulfilled (including but not limited to those set forth in this Agreement) in connection with the Offering.
          (b) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10, the Company shall be promptly notified by you by telephone, confirmed in writing.
     11. Warrant Agreement and Warrant Controlling. In the event of any conflict in the terms of this Agreement and the Warrant Agreement or the Underwriter’s Warrant, the language in the form of the Warrant Agreement and the Underwriter’s Warrant shall control.
     12. Representations and Warranties of the Underwriter. The Underwriter represents and warrants to the Company that it is registered and in good standing as a broker/dealer in all jurisdictions in which it will seek purchasers for the Securities and that it has adequate net capital requirements to consummate the transactions contemplated by this Agreement.
     13. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall be deemed to be representations, warranties and agreements at each Closing Date, and such representations, warranties and agreements of the Company and the indemnity agreements contained in Section 6 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter, the Company, any controlling person of the Underwriter or the Company, and shall survive termination of this Agreement or the issuance and delivery of the Securities and the Underwriter’s Warrant.
     14. Notices. Any communications specifically required hereunder to be in writing, if sent to the Underwriter, will be mailed, delivered or faxed and confirmed to them at Gilford Securities Incorporated, 777 Third Avenue, 17th Floor, New York, New York 10017, Attention: Robert A. Maley, facsimile number (212) 223-1683, with a copy (which shall not constitute notice) sent to DLA Piper LLP (US), 1251 Avenue of the Americas, New York, NY 10020, Attention: Christopher C. Paci,  facsimile number (212) 884-8470; if sent to the Company, will be mailed, delivered or faxed and confirmed to it at VirnetX Holding Corporation, 5615 Scotts Valley Drive, Suite 110, Scotts Valley, California 95066, Attention: Kendall Larsen, Chief Executive Officer, facsimile number (831) 438-8700; with a copy (which shall not constitute notice) sent to Orrick, Herrington & Sutcliffe LLP, 1000 Marsh Road, Menlo Park, California 94025-1015, Attention: Lowell D. Ness, facsimile number (650) 614-7401. Notice shall be deemed to have been duly given if mailed or transmitted by facsimile with receipt confirmation.
     15. Parties in Interest. The Agreement herein set forth is made solely for the benefit of the Underwriter, the Company, any person controlling the Company or the Underwriter, and directors of the Company, nominees for directors (if any) named in the Prospectus, its officers who have signed the Registration Statement, and their respective executors, administrators, successors, assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser, as such purchaser, of the Securities (exclusive of the Over-Allotment Securities).
     16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.
     17. Counterparts. This agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties (including by fax, followed by original copies by overnight mail).
     18. Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in writing, signed by the Underwriter and the Company.
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     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this agreement, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

VIRNETX HOLDING CORPORATION

By:

Name:

Title:

     The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

GILFORD SECURITIES INCORPORATED

By:

Robert A. Maley
President

LIST OF SCHEDULES AND EXHIBITS

Schedule I		Orally Conveyed Information

Exhibit A	-	Form of Lock-up Agreement

Exhibit B	-	Form of Opinion of Orrick, Herrington & Sutcliffe LLP

Schedule I
Orally Conveyed Information

Exhibit A
Form of Lock-up Agreement

Exhibit B
Form of Opinion of Orrick, Herrington & Sutcliffe LLP
(i)	The Company and VirnetX, Inc. have been duly incorporated and are validly existing as corporations or other legal entities in good standing under the laws of their respective jurisdictions of organization and have all power and authority necessary to own their respective properties and to conduct the businesses in which they are engaged as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement.

(ii)	The Company and VirnetX, Inc. are duly qualified to do business and are in good standing as foreign corporations in California and Delaware.

(iii)	The Company has an authorized capitalization as set forth in under the heading “capitalization” in the Pricing Prospectus and the Prospectus; and the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the General Disclosure Package and the Prospectus.

(iv)	The Securities and the shares of Common Stock issuable upon exercise of the Public Warrants (the “Warrant Stock”) have been duly and validly authorized for issuance and sale to the Underwriter pursuant to the Underwriting Agreement; when issued and delivered by the Company pursuant to the Underwriting Agreement and against payment of the consideration therefor, the Securities and the Warrant Stock will be validly issued and fully paid and nonassessable. The form of certificate used to evidence the Primary Offering Shares and Over-Allotment Shares complies in all material respects with all applicable statutory requirements, all applicable requirements of the charter and by-laws of the Company and all applicable requirements of the American Stock Exchange.

(v)	All the issued shares of capital stock (or analogous ownership interests, as applicable) of VirnetX, Inc. have been duly and validly authorized and issued, are fully paid and nonassessable and, except to the extent set forth in the General Disclosure Package and the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party; and none of the outstanding shares of capital stock (or analogous ownership interests, as applicable) of any subsidiary of the Company was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

(vi)	There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Securities or the Warrant Stock, pursuant to the Company’s charter or by-laws or any agreement or other instrument known to such counsel.

(vii)	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(viii)	[Reserved].

(ix)	The Escrow Agreement has been duly authorized, executed and delivered by the Company is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(x)	The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Securities and the Warrant Stock and the consummation by the Company of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or of any of its subsidiaries or any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

(xi)	Except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the sale of the Securities to the Underwriter, no consent, approval, authorization or order of, or filing, qualification or registration with, any court or governmental or non-governmental agency or body, which has not been obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement by the Company, the offer, issue and sale of the Securities or the consummation by the Company of the transactions contemplated hereby or thereby.

(xii)	The statements under the heading “ Risk Factors—Risks relating to existing and future litigation—We have commenced legal proceedings against Microsoft, and we expect such litigation to be time-consuming and costly, which may adversely affect our financial condition and our ability to operate our business,” “—If we fail to meet our obligations to SAIC, we may lose our rights to key technologies on which our business depends,” “—When we attempt to implement our secure domain name registry services business, we may be subject to government and industry regulation and oversight which may impede our ability to achieve our business strategy,” “—The laws governing online secure communications are largely unsettled, and if we become subject to various government regulations, costs associated with those regulations may materially adversely affect our business,” “—Risks related to our stock—Our protective provisions could make it more difficult for a third party to successfully acquire us even if you would like to sell your shares to them,” “Business—Assignment of Patents,” “Litigation,” “Government Regulation,” “Executive Compensation—Transactions with Related Persons—Indemnification Agreements,” “—Registration Rights Agreement,” “—Lockup Agreements,” “Corporate Governance,” “Description of Securities,” “Legal

Proceedings,” “Indemnification of Officers and Directors” and “Plan of Distribution” in the Prospectus (and any similar section or information contained in the General Disclosure Package), to the extent that such statements purport to constitute summaries of matters of law or regulation, legal conclusions or legal proceedings or summaries of documents referred to therein, fairly summarize the matters described therein in all material respects.

(xiii)	The description in the Registration Statement, the General Disclosure Package and the Prospectus of statutes, legal or governmental proceedings and contracts and other documents are fairly summarized in all material respects and there are no pending legal or governmental proceedings or contracts or other documents to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described in the General Disclosure Package or the Prospectus or a document incorporated by reference therein or to be filed as exhibits to the Registration Statements or a document incorporated by reference therein which are not described or filed as required.

(xiv)	Neither the Company nor VirnetX, Inc. (i) is in violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) is in default, and no event has occurred, which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject [that is listed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 or any Quarterly Report on Form 10-K for any quarters in 2008 or any Current Report on Form 8-K in 2008] or (iii) is in violation of any law, statute, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental or non-governmental authorization or permit necessary for the ownership of its property or to the conduct of its business as described in the General Disclosure Package and the Prospectus.

(xv)	Other than as set forth in the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(xvi)	Each Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Rule 462(b) Registration Statement, if any, was filed with the Commission on the date specified therein and became effective immediately upon such filing, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) and in compliance with Rules 430A of the Rules and Regulations on the date specified in such opinion and no stop order suspending the effectiveness of any Registration Statement or any part thereof has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission.

(xvii)	The Registration Statements and any amendments thereto made by the Company prior to the Closing Date (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion), at the Applicable Time and as of the date of this Agreement, complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; the Pricing Prospectus (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion), as of the Applicable Time, complied as to form in all material respects with the requirements of the Securities Act; and the Prospectus and any amendments or supplements thereto made by the Company prior to the Closing Date (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion), as of the respective date thereof, complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; and the documents incorporated by reference in the Pricing Prospectus and the Prospectus when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(xviii)	To the best of such counsel’s knowledge, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statements or otherwise, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

(xix)	The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus will not be, an “investment company” within the meaning of such term as defined in the Investment Company Act and the rules and regulations of the Commission thereunder.